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                                                                Exhibit 11.1

                           MULTICOM PUBLISHING,  INC.
                       COMPUTATION OF NET LOSS PER COMMON
                          AND COMMON EQUIVALENT SHARES

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
                                                 THREE MONTHS       THREE MONTHS       SIX MONTHS        SIX MONTHS
                                                     ENDED              ENDED             ENDED             ENDED
                                                 DECEMBER 31,       DECEMBER 31,      DECEMBER 31,       DECEMBER 31,
                                                     1996               1995              1996               1995
                                                 ------------       ------------      ------------       ------------
                                                 (UNAUDITED)        (UNAUDITED)
Net loss                                        $(2,130,632)       $(1,574,741)      $ (3,659,178)       $(2,880,210)
                                                ===========        ===========       ============        ===========

Applicable common shares:
        Average outstanding during the period     5,614,146          3,557,771         5,613,158          3,557,388
        Average mandatorily redeemable stock
           outstanding                                   -             825,000                -             825,000
        Outstanding stock options(1)                     -             676,796                -             676,796
                                                -----------        -----------        ----------         ----------
Weighted average number of common shares          5,614,146          5,059,567         5,613,158          5,059,184
                                                ===========        ===========        ==========         ==========
Net loss per common share                       $     (0.38)       $     (0.31)       $    (0.65)        $    (0.57)
                                                ===========        ===========        ==========         ==========

(1) Based on the treasury stock method.



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